Exhibit 3.3

CERTIFICATE OF OWNERSHIP AND MERGER
OF PARENT INTO SUBSIDIARY

ROLFE ENTERPRISES, INC.

a Florida corporation
into
BIDGIVE INTERNATIONAL, INC.
a Delaware corporation

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Rolfe Enterprises, Inc., a Florida corporation (the “Corporation”), does hereby certify:

FIRST:  That the Corporation is incorporated pursuant to the Florida Business Corporation Act.

SECOND:  That the Corporation owns all of the outstanding shares of each class of the capital stock of BidGive International, Inc., a Delaware corporation (“BGI”) incorporated pursuant to the General Corporation Law of the State of Delaware.

THIRD:  That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 10th day of March, 2004, determined to merge itself into BGI on the conditions set forth in such resolutions (the ‘‘Merger”), and that the Merger has been adopted, approved, certified and acknowledged by the Corporation in accordance with the laws of the State of Florida.

RESOLVED:  That the Corporation merge itself into its subsidiary, BGI, and that BGI assume all of the Corporation’s liabilities and obligations;

FURTHER RESOLVED:  That each share of common stock, par value $0.001, of the Corporation which is issued and outstanding as of the effective time of the Merger shall be converted into one share of common stock, par value $0.001, of BGI upon the surrender of any certificates therefor;

FURTHER RESOLVED:  That the President and Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge the Corporation into BGI and for BGI to assume the Corporation’s liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and to take any and all other actions necessary to effectuate the Merger.

IN WITNESS WHEREOF, said Rolfe Enterprises, Inc. has caused its corporate seal to be affixed and this certificate to be signed by James P. Walker, Jr., its authorized officer and sole director, this 12th day of April, 2004.

ROLFE ENTERPRISES, INC.

/s/ James P Walker, Jr.

James P. Walker, Jr., President, CEO and Secretary